EXHIBIT 10.13
                 STANDARD INDUSTRIAL LEASE - NET
           AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

1. Parties. This Lease, dated, for reference purposes only, December 12, 1990, is made by and between NZ Properties, Inc., an Arizona Corporation (herein called "Lessor") and Neltec, Inc., a Delaware Corporation, a wholly owned subsidiary of Park Electrochemical Corporation (herein called "Lessor").

2. Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Maricopa State of Arizona commonly known as 1420 W. 12th Place, Tempe and described as an approximately 37,908 square foot building situated on approximately 116,310 square feet and as shows on Exhibit A attached hereto.

Said real property including the land and all improvements therein, is herein called "the Premises".

3.  Term.

3.1 Term. The term of this Lease shall be for sixty-six (66) months commencing on December 1, 1990 and ending on May 31, 1996 unless sooner terminated pursuant to any provision hereof.

3.2 Delay in Possession. Notwithstanding said commencement date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof, but in such case, Lessee shall not be obligated to pay rent until possession of the Premises is tendered to Lessee, provided, however, that if Lessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Lessee may, at Lessee's option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder, provided further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect.

3.3 Early Possession. If Lessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and Lessee shall pay rent for such period at the initial monthly rates set forth below.

4. Rent. Lessee shall pay to Lessor as rent for the Premises, monthly payments of $ (see Addendum to Lease, Paragraph 54), in advance, on the first day of each month of the term hereof. Lessee shall pay Lessor upon the execution hereof $8,718.84* as rent for June 1991 beginning June 1, 1991. All rental payments are subject to the additional payment of rental tax currently 6.5% *plus rental tax currently 6.5%.

Rent for any period during the term hereof which is for less than one month shall be a pro rate portion of the monthly installment. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof $11,372.40 as security for Lessee's faithful performance of Lessee's obligations hereunder, if Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee's failure to do so shall be a material breach of this Lease. If the monthly rent shall, from time to time, increase during the term of this Lease, Lessee shall thereupon deposit with Lessor additional security deposit so that the amount of security deposit held by Lessor shall at all times bear the same proportion to current rent as the original security deposit bears to the original monthly rent set forth in paragraph 4 hereof. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between lessor and Lessee with respect to said Security Deposit.

6.  Use.

6.1 Use. The Premises shall be used and occupied only for General offices and manufacturing of electronic circuitry and materials and related products or any other use which is reasonably comparable and for no other purpose.

6.2  Compliance with Law.

(a) Lessor warrants to Lessee that the Premises, in its state existing on the date that the Lease term commences, but without regard to the use for which Lessee will use the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such Lease term commencement date, in the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from lessee, to promptly, at Lessor's sole cost and expense, rectify any such violation. In the event Lessee does not give to Lessor written notice of the violation of this warranty within six months from the date that the Lease term commences, the correction of same shall be the obligation of the Lessee at Lessee's sole cost. The warranty contained in this paragraph 6.2(a) shall be of no force or effect if, prior to the date of this lease, Lessee was the owner or occupant of the Premises, and, in such event, Lessee shall correct any such violation at Lessee's sole cost.

(b) Except as provided in paragraph 6.2(a), Lessee shall, at Lessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during the term or any part of the term hereof, regulating the use by Lessee of the Premises. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant in the building containing the Premises, shall tend to disturb such other tenants.

6.3  Condition of Premises.

(a) Lessor shall deliver the Premises to Lessee clean and free of debris on Lease commencement date (unless Lessee is already in possession) and Lessor further warrants to Lessee that the plumbing, lighting, air conditioning, heating, and loading doors in the Premises shall be in good operating condition on the Lease commencement date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation. Lessee's failure to give such written notice to Lessor within thirty (30) days after the Lease commencement date shall cause the conclusive presumption that Lessor has complied with all of Lessor's obligations hereunder. The warranty contained in this paragraph 6.3(a) shall be of no force or effect it prior to the date of this Lease, Lessee was the owner or occupant of the Premises.

(b) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Lease commencement date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record. and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

7.  Maintenance, Repairs and Alterations.

7.1 Lessee's Obligations. Lessee shall keep in good order, condition and repair the Premises and every part thereof, structural and nonstructural, (whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning, (Lessee shall procure and maintain, at Lessee's expense, an air conditioning system maintenance contract) ventilating, electrical, lighting facilities and equipment within the Premises, fixtues, walls (interior and exterior), foundations, ceiling, roofs (interior or exterior), floors, windows, doors, plate glass and skylights located within the Premises, and all landscaping, driveways, parking lots, fences and signs located on the premises and sidewalks and parkways adjacent to the premises - See Addendum to Lease, paragraph 57.

7.2 Surrender. On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as when received, ordinary wear and tear excepted, clean and free of debris. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, furnishings and equipment notwithstanding anything to the contrary other than as stated in this Lease. lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures space heaters, air-conditioning, plumbing and fencing on the premises in good operating condition.

7.3 Lessor's Rights. If Lessee fails to perform Lessee's obligations under this Paragraph 7, or under any other paragraph of this Lease, Lessor may at its option (but shall not be required to) enter upon the Premises after ten (10) days prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall become due and payable as additional rental to Lessor together with Lessee's next rental installment.

7.4 Lessor's Obligations. Except for the obligations of lessor under Paragraph 6.2(a) (relating to Lessor's warranty), Paragraph 9 (relating to destruction of the Premises) and under Paragraph 14 (relating to condemnation of the Premises), it is intended by the parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises not the building located thereon nor the equipment therein, whether structural or non structural, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof. Lessee expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the premises in good order, condition and repair.

7.5  Alterations and Additions.  See Addendum to Lease, Paragraph 57.

(a) Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions, or Utility Installations in, on or about the Premises, See Addendum to Lease, Paragraph 59, during the term of this Lease. In any event, whether or not in excess of $2,500 in cumultive cost, Lessee shall make no change or alteration to the exterior of the Premises, nor the exterior of the building(s) on the Premises without Lessor's prior written consent. As used in this Paragraph 7.5 the term "Utility Installation" shall mean carpeting, window coverings, air lines, power panels, electrical distrivbution systems, lighting fixtures, space heaters, air conditioning, plumbing, and fencing. Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the premises to their prior condition. Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liabilty for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of lessor, lessor may require that Lessee remove any or all of the same.

(b) Any alterations, improvements, additions or Utility Installations in, or about the Premises that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner. See Addendum to Lease, Paragraph 50.

(c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lesse at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's reasonable attorneys fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

(d) Unless Lessor requires their removal, as set forth in Paragraph 7.5(a), all alterations, improvements, additions and Utility Installations (whether or not such utility Installations constitute trade fixtures of Lessee), which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Paragraph 7.5(d), Lessee's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2. See Addendum to Lease, Paragraph 61.

8.  Insurance Indemnity.  See Addendum to Lease, Paragraph 61.

8.1 Insuring Party. As used in this Paragraph 8, the term "insuring party" shall mean the party who has the obligation to obtain the Property Insurance required hereunder. The insuring party shall be designated in Paragraph 46 hereof. In the event Lessor is the insuring party, Lessor shall also maintain the liability insurance described in paragraph 8.2 hereof, in addition to, and not in lieu of, the insurance required to be maintained by Lessee under said paragraph 8.2, but lessor shall not be required to name Lessee as an additional insured on such policy. Whether the insuring party is the Lessor or the Lessee, Lessee shall, as additional rent for the Premises, pay the cost of all insurance required hereunder, except for that portion of the cost attributable to Lessor's liability insurance coverage in excess of $1,000,000 per occurrence. If lessor is the insuring party Lessee shall, within ten (10) days following demand by Lessor, reimburse Lessor for the cost of the insurance so obtained.

8.2 Liability Insurance. Lessee shall, at Lessee's expense obtain and keep in force during the term of this Lease a policy of Combined Single Limit, Bodily Injury and Property Damage insurance insuring Lessor and lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than $1,000,000 per occurrence. The policy shall insure performance by Lessee of the indemnity provisions of this Paragraph 8. The limits of said insurance shall not, however, limit the liability of Lessee hereunder.

8.3  Property Insurance.

(a) The insuring party shall obtain and keep in force during the term of this lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, as the same may exist from time to time, which replacement value is now $1,000,000.00, but in no event less than the total amount required by lenders having liens on the premises, against all perils included within the the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Premises), and special extended perils ("all risk" as such term is used in the insurance industry). Said insurance shall provde for payment of loss thereunder to Lessor or to the holders of mortgages or deeds of trust on the premises. The insuring party shall, in addition, obtain and keep in force during the term of this lease a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all real estate taxes and insurance costs for said period. A stipulated value or agreed amount endoresement deleting the coinsurance provision of the policy shall be procured with said insurance as well as an automatic increase in insurance endorsement causing the increase in annual property insurance coverage by 2% per quarter. If the insuring party shall fail to procure and maintain said insurqnce the other party may, but shall not be required to, procure and maintain the same, but at the expense of Lessee. If such insurqance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and lessee shall be liable for such deductible amount.

(b) If the Premises are part of a larger building, or if the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, then Lessee shall pay for any increase in the property insurance of such other building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

(c) If the Lessor is the insuring party the Lessor will not insure Lessee's fixtures, equipment or tenant improvements unless the tenant improvements have become a part of the Premises under paragraph 7, hereof. But if Lessee is the insuring party the Lessee shall insure its fixtures, equipment and tenant improvements.

8.4 Insurance Policies. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least B plus, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide". The insuring party shall deliver to the other party copies of policies of such insurance or certificates evidencing the existence and amounts of such insurnace with loss payable clauses as required by this paragraph 8. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Lessor. If Lessee is the insurance party lessee shall, at lest thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals or "binders" thereof, of Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Paragraph 8.3. If Lessee does or permits to be done anything which shall increase the cost of the insurance policies referred to in Paragraph 3, then Lessee shall forthwith upon Lessor's demand reimburse Lessor for any additional premiums attributable to any act or omission or operation of Lessee causing such increase in the cost of insurance. If Lessor is the insuring party, and if the insurance policies maintained hereunder cover other improvements in addition to the Premises, Lessor shall deliver to Lessee a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed.

8.6 Indemnity. Lessee shall indemnify and hold harmless lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of the Lessee, or any of lessee's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such calim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Lessor by reason of any such consideration to Lessor, hereby assumes all risk of damage to property or injury to person, in, upon or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.
See Addendum to Lease, Paragraph 57.

8.7 Exemption of lessor from Liability. lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, ware, merchandise or other property of Lessee. Lessee's employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person or Lessee, lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee, Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located. See Addendum to Lease, Paragraph 57.

9.  Damage or Destruction.

9.1  Definitions.

(a) "Premises Partial Damage" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is less than 50% of the then replacement cost of the Premises. "Premises BuildingPartial Damage" shall herein mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is less than 50% of the then replacement cost of such building as a whole.

(b) "Premises Total Destruction" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is 50% or more of the then replacement cost of the Premises. "Premises Building Total Destruction" shall herein mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is 50% or more of the ten replacement cost of such building as a whole.

(c) "Insured Loss" shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8.

9.2 Part. Damage-Insured Loss. Subject to the provisions of paragraphs 9.4, 9.5 and 9.6, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage or Premises Building Partial Damage, then Lessor shall, at Lessor's expense, repair such damage, but not lessee's fixtures, equipment or tenant improvements unless the same have become a part of the Premises pursuant to Paragraph 7.5 hereof as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the above, if the Lessee is the insuring party, and if the insurance proceeds received by Lessor are not sufficient to effect such repair, Lessor shall give notice to Lessee of the amount required in addition to the insurance proceeds received to effect such repair. Lessee shall contribute the required amount to Lessor within ten days after Lessee has received notice from Lessor of the shortage in the insurance. When Lessee shall contribute such amount to Lessor, Lessor shall make such repairs as soon as reasonably possible and this Lease shall continue in full force and effect. Lessee shall in no event have any right to reimbusement for any such amounts so contributed.

9.3 Partial Damage-Uninsured Loss. Subject to the provisions of Paragraph 9.4, 9.5 and 9.6, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense) (to the extent caused by the negligent or willful acts of Lessee), Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease, as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such 10-day period this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.




9.4 Total Destruction. If at any time during the term of this Lease there is damage, whether or not an Insured Loss, (including destruction required by any authorized public authority), which falls into the classification of Premises Total Destruction or Premises Building Total Destruction, this Lease shall automatically terminate as of the date of such total destruction.

9.5  Damage near End of Term.

(a) If at any time during the last six months of the term of this Lease there is damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within 30 days after the date of occurrence of such damage.

(b) Notwithstanding paragraph 9.5(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no lter than 20 days after the occurrence of an Insured Loss falling within the classification of Premises Partical Damage during the last six months of the term of this Lease. If Lessee duly exercises such option during said 20 day period, Lessor shall, at Lessor's expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said 20 day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said 20 day period by giving written notice to Lessee of lessor's election to do so within 10 days after the expiration of said 20 day period, notwithstanding any term or provision in the grant of option to the contrary.

9.6  Abatement of Rent; Lessee's Remedies.

(a) In the event of damage described in paragraphs 9.2 or 9.3, and Lessor or Lessee repairs or restores the Premises pursuant to the provisions of this Paragraph 9, the rent payable hereunder for the period during which such damage, reapir or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration. See Addendum to Lease, Paragraph 58.

(b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence such repair or restoration within 90 days after such obligations shall accrue, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice. See Addendum to Lease, Paragraph 58.

9.7 Termination-Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

9.8 Waiver. Lessor and Lessee waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.





10.  Real Property Taxes.

10.1 Payment of Taxes. Lessee shall pay the real property tax, as defined in paragraph 10.2, applicable to the Premises during the term of this Lease. All such payments shall be made at least ten (10) days prior to the delinquency date of such payment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxed paid by Lessee shall cover any period of time prior to or after the expiration of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to the extent required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment together with interest at the maximum rate then allowable by law.

10.2 Definition of "Real Property Tax". As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Premises. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax," or (ii) the nature of which was hereinbefore included within the definition of "real property tax," or
(iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or
(iv) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

10.4  Personal Property Taxes.

(a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

(b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.




11. Utilities. Lessee shall pay for all water, gas heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes theron. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises.

12.    Assignment and Subletting.

12.1 Lessor's Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease.

12.2 Lessee Affiliate. Notwithstanding the provisions of paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liabilty of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

12.3 No Release of Lessee. Regardless of Lessor's consent, no subletting or assignment shall release Lessee of Lessee's obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. This acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.
In the event of default by an assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

12.4 Attorney's Fees. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting of if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable attorneys fees incurred in connection therewith, such attorneys fees not to exceed $350.00 for each such request.

13.  Defaults; Remedies.

13.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

(a)  The vacating or abandonment of the Premises by Lessee.

(b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and wen due, where such failure shall continue for a period of three business days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

(c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Paragraph (b) above, where such failure shall continue for a period of 30 days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion.

(d) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days);
(iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days. Provided, however, in the event that any provision of the Paragraph 13.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

(e) The discovery of Lessor that any financial statement given to Lessor by Lessee, or any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, and any of them, was materially false.

13.2 Remedies. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to Paragraph 15 applicable to the unexpired term of this Lease.

(b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rend as it becomes due hereunder.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

13.4 Late Charges. Less here by acknowledges that late payment by Lessee to Lessor of rent and other sums dues hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and last charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of last payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three
(3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Paragraph 4 or any other provision of this Lease to the contrary.

13.5 Impounds. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or any other monetary obligation of Lessee under the terms of this Lease, Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments and insurance expenses on the Premises which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Lessor by Lessee under the provisions of this paragraph are insufficient to discharge the obligations of Lessee to pay such real property taxes and insurance premiums as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums necessary to pay such obligations. All moneys paid to Lessor under this paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance remaining from funds paid to Lessor under the provisions of this paragraph may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of real property tax and insurance premiums.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the building on the Premises, or more than 25% of the land area of the Premises which is not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the building taken bears to the total floor area of the building situated on the Premises. No reduction of rent shall occur if the only area taken is that which does not have a building located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

15.  Broker's Fee.

(a) Upon execution of this Lease by both parties, Lessor shall pay to Grubb & Ellis Company Licensed real estate broker(s), a fee as set forth in a separate agreement between Lessor and said broker(s) for brokerage services rendered by said broker(s) to Lessor in this transaction.

(b) Lessor further agrees that if Lessee exercises any Option as defined in Paragraph 32.1 of this Lease, which is granted to Lessee under any rights to the Premises or other premises described in this Lease which are substantially similar to what Lessee would have acquired had an Option herein granted to Lessee been exercised, or if Lessee remains in possession of the Premises after the expiration of the term of this Lease after having failed to exercise an Option, or if said broker(s) are the procuring cause of any other lease or sale entered into between the parties pertaining to the Premises and/or any adjacent property in which Lessor has an interest, then as to any of said transactions, Lessor shall pay said broker(s) a fee in accordance with the schedule of said broker(s) in effect at the time of execution of this Lease.

16.  Estoppel Certificate.

(a) Lessee shall at any time upon not less than ten (10) days' prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

(b) At Lessor's option, Lessee's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor; (ii) that there are no uncured defaults in Lessor's performance; and (iii) that not more than one month's rent has been paid in advance or such failure may be considered by Lessor as a default by Lessee under this Lease.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.



17. Lessor's Liability. The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a Lessee's interest in a ground lease of the Premises, and except as expressly provided in Paragraph 15, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee, provided further that such transferee has accepted in writing this Lease Agreement. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

18. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Interest on Past-due Obligations. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

20.  Time of Essence.  Time is of the essence.


21. Additional Rent. Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be rent.

22. Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker(s) listed in Paragraph 15 hereof nor any cooperating broker(s) on this transaction nor the Lessor or any employees or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

23. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24. Waivers. No waiver by Lessor and Lessee or any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessor and Lessee of the same or any other provision. Lessor and Lessee consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's and Lessee's consent to or approval of any subsequent act by Lessor and Lessee. The acceptance of rent hereunder by Lessor and Lessee shall not be a waiver of any preceding breach by Lessor and Lessee of any provision hereof, other than the failure of Lessor and Lessee to pay the particular rent so accepted, regardless of Lessor's and Lessee's knowledge of such preceding breach at the time of acceptance of such rent.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

26. Holding Over. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, but all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. Each provision of the Lease performable by Lessee shall be deemed both a covenant and a condition.

29. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State wherein the premises are located.

30.  Subordination.

(a) This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quite possession of the Premises shall not be disturbed if Lessee is not in material default and so long as Lessee shall pay the rent and be in substantial compliance with all of the provisions of the Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

(b) Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within 10 days after written demand shall constitute a material default by Lessee hereunder, or, at Lessor's option, Lessor shall execute such documents on behalf of Lessee as Lessee's attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's name, place and stead, to execute such documents in accordance with this Paragraph 30(b).

31. Attorney's Fees. If either party or the broker(s) named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court. The provisions of this Paragraph 31 shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.

32. Lessor's Access. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Lessor may deem necessary or desirable. See Addendum to Lease, Paragraph 61. Lessor may at any time place on or about the Premises any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. Lessee shall be allowed to place signage upon the Premises so long as all such signage is in compliance with all applicable codes and regulations. Lessor shall be provided copies of all sign applications.

35. Merger. The voluntary or other surrender of the Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36. Consents. Except for Paragraph 33 hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld.

37. Guarantor. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

38. Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions of Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Premises.

39.  Options.

39.1 Definition. As used in this Paragraph the word "Options" has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease or to extend or renew any Lease that Lessee has on other property of Lessor; (2) the option or right of first refusal to lease the premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (3) the right or option to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises or the right or option to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor or the right of first offer to purchase other property of Lessor.

39.2 Options Personal. Each Option granted to Lessee in this Lease are personal to Lessee and may not be exercised or be assigned voluntarily or involuntarily by or to any person or entity other than Lessee, provided however, the Option may be exercised by or assigned to any Lessee Affiliate as defined in Paragraph 12.2 of this Lease. The Options herein granted to Lessee are not assignable separate and apart from this Lease.

39.3 Multiple Options. In the event that Lessee has any multiple options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

39.4  Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option notwithstanding any provision in the grant of Option to the contrary: (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to Paragraph 13.1(b) or 13.1(c) and continuing until the default alleged in said notice of default is cured; or (ii) during the period of time commencing on the day after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) continuing until the obligation is paid; or (iii) at any time after an event of default described in Paragraphs 13.1(1), 13.1(d), or 13.1(e) (without any necessity of Lessor to give notice of such default to Lessee); or (iv) in the event that Lessor has given to Lessee three or more notices of default under Paragraph 13.1(b), where a late charge has become payable under Paragraph 13.4 for each of such defaults, or Paragraph 13.1(c), whether or not the defaults are cured, during the 12 month period prior to the time that Lessee intends to exercise the subject Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of 30 days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee); or
(ii) Lessee fails to commence to cure a default specified in Paragraph 13.1(c) within 30 days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion; or (iii) Lessee commits a default described in Paragraph 13.1(a), 13.1(d) or 13.1(e) (without any necessity of Lessor to give notice of such default to Lessee); or (iv) Lessor gives to Lessee three or more notices of default under Paragraph 13.1(b), where a late charge becomes payable under Paragraph 13.4 for each such default, or Paragraph 13.1(c), whether or not the defaults are cured.

40. Multiple Tenant Building. In the event that the premises are part of a larger building or group of buildings then Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care and cleanliness of the building and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the building. The violations of any such rules and regulations shall be deemed a material breach of this Lease by Lessee.

41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees from acts of third parties.




42. Easements. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights dedications, Maps and restrictions do not unreasonable interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to d so shall constitute a material breach of this Lease.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. Authority. If Lessee is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity, if Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Insuring Party. The insuring party under this lease shall be the Lessee.

47. Addendum. Attached hereto is an addendum or addenda containing Paragraphs 49 through 62 which constitutes a part of this Lease. Addendum to Lease and Exhibits A and B are attached to and made a part of this Lease.



LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

IF THIS LEASE HAS BEEN FILLED IN IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.










The parties hereto have executed this Lease at the place on the dates specified immediately adjacent to their respective signatures.


Executed at              NZ Properties, Inc.

on                       By

Address                  By s/E.M. Bedewi, Sr. VP
                         Treasurer


NZ PROPERTIES, INC.      "LESSOR" (Corporate Seal)

Executed at              Neltec, Inc., a wholly owned subsidiary of
                         Park Electrochemical Corp.

on                       By

Address                  By

NELTEC, INC. a wholly owned subsidiary of Park Electrochemical
Corporation.

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE
ASSOCIATION; 345 So. Figueroa St. M-1; Los Angeles CA  90071
(213) 687-8777





































                            ADDENDUM TO LEASE


Between NZ Properties, Inc., an Arizona Corporation, Lessor and Neltec, Inc., a Delaware Corporation, a Wholly Owned Subsidiary of Park
Electrochemical Corp., Lessee, dated November 26, 1990.

49.  Improvements:

  a. Lessor shall provide Lessee with an allowance of $151,632.00 to be used solely for the purpose of performing those improvements to Premises which Lessee determines to be necessary for the operation of Lessee's business. Such allowance shall be disbursed to Lessee upon Lessee's presentation of receipts and lien wavers to Lessor for work performed or goods purchased.

  b. Lessee shall be permitted to construct an enclosed, elevated portion of building extending above existing roof by approximately 15 to 20 feet and measuring approximately 40 feet by 40 feet and located in interior portion of building. All structural work shall be performed by a licensed general contractor and shall comply with all applicable codes and regulations.

  c. Lessee shall be permitted to bring natural gas service to premises which shall be at Lessee's expense.

  d. Lessor shall remove all debris and miscellaneous parts and equipment from rear, fenced yard at Lessor's expense.

50. Phase I Environmental Study: Lessor shall provide, at Lessor's expense, a current Phase I Environmental Audit which shall be completed no later than December 15, 1990, and a copy of which shall be provided Lessee.

51. Contingency: The proposed lease shall be subject to Lessee's obtaining all required licenses and permits required to operate Lessee's business and to modify premises as Lessee requires. Lessee shall have one hundred twenty (120) days from the lease commencement date to obtain such licenses and permits. Lessee's failure to obtain such licenses and permits within the prescribed period shall result in allowing Lessee at Lessee's option, the right to cancel this lease by providing Lessor with thirty (30) days advance written notice. In the event of such cancellation, Lessee shall, at Lessee's expense and Lessor's option: (a) return premises to its original condition; or (b) reimburse Lessor for Lessor's expenses to date associated with the improvement allowance contained in Paragraph 49 of this Addendum to Lease. In addition, in the event Lessee elects to cancel this Lease at any time after the lease has been in effect for sixty (60) days and prior to the prescribed 120 day period, Lessee shall also pay to Lessor rental equal to two months rent based upon the monthly rental of $12,232.67 plus rental tax.

52. First Right of Refusal to Purchase: Lessee shall be provided the first right of refusal to purchase subject property so long as Lessee is not in material default of this lease for a period not to exceed the first ten (10) years of Lessee's occupancy after which time Lessee shall no longer retain such right. During the period such right is in force, in the event Lessor receives a signed bona fide purchase contract for the purchase of premises from a third party which is acceptable to Lessor, prior to Lessor's accepting such purchase contract, Lessor shall first submit a copy of such purchase contract to Lessee for Lessee's approval or disapproval. Lessee shall have three business days from Lessee's receipt to accept such purchase contract and Lessee's failure to accept such purchase contract within the prescribed period shall result in Lessee's losing such right to accept such purchase contract and Lessor shall then have the right to enter into such purchase contract with such third party.

53. Right of First Offer: So long as Lessee is not in material default of this Lease, Lessee shall have the right of first offer throughout the initial term of this lease and the option periods contained herein. Lessor shall notify Lessee at any time or times Lessor elects to make premises available for sale prior to Lessor's making such information public.

54. Rental and Rental Adjustments: The monthly rental shall be as follows:

          Period                         Monthly Rental
     12/01/90 thru 05/31/91                   None
     06/01/91 thru 11/30/91                $ 8,718.84
     12/01/91 thru 11/30/93                $11,372.40

Beginning in the thirty-seventh (37th) month of the initial term and in the first and thirty-first month of each renewal period the monthly rental shall be adjusted by a percentage equal to the percentage of change in the All Urban Consumer Price Index (CPI-U) as compiled and published monthly by the U.S. Department of Labor by using November, 1990 as the base period. The difference in the Index between the base period and the month ending immediately preceding each scheduled adjustment date as a percentage shall be applied toward the then current rental to establish the rental until the next scheduled adjustment date.

No such adjustments, however, shall be greater than an average of 6% per annum increase nor less than that rental for the immediately preceding period. Due to the delay between the scheduled rental adjustment date and the date the Index information is made available, the rental shall remain the same as that rental for the period immediately preceding the scheduled rental adjustment date until such time as Lessor notified Lessee of such change in rental as a result of any change in the Index. Lessor shall notify Lessee within thirty days of such change following the release of such Index information and shall include any back rental due extending back to the scheduled rental adjustment date.

55. Options to Renew: So long as Lessee is not in material default of this Lease and, as consideration of Lessee's payment of rent, Lessee shall have three (3) five (5) year options to renew this Lease which shall commence consecutively with the termination of the Lease term. The terms and conditions for such renewal periods shall be the same as those contained in this Lease except that the rental shall be adjusted as set forth in Paragraph 54 of this Addendum. To exercise each option to renew, Lessee shall provide Lessor with a minimum of 120 days advance written notice prior to the termination date of the then current lease term or extension period.

56.  Hazardous Substances:

  (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity, and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with the other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the substantial compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Law (as defined in Paragraph 56(c). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties.

  (b) Indemnification. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control. Lessee's obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including reasonable consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.

  (c) Lessee's Compliance with the Law. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Law", which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law.

  (d) Inspection; Compliance. Lessor and Lessor's Lender(s) as defined in Paragraph 8.3(a) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, and upon reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Laws (as defined in Paragraph 56.3), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a material default or Breach of this Lease, violation of Applicable Law, or a contamination, caused or materially contributed to by Lessee is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case maybe, for the reasonable costs and expenses of such inspections.

57. Lessor's Representation: Lessor hereby represents and warrants that, prior to the time Lessee begins its modifications to the building, all structural aspects of the Premises shall be in sound condition and in good repair. Notwithstanding the provisions of paragraph 7.1, Lessee shall not be required to make any repairs to the Premises which are required as a result of the breach, by Lessor, of the foregoing representation and warrantee. Notwithstanding the provisions of Paragraph 7.4, Lessor shall be obligated to effect such repairs and maintenance to the Premises which are required as a result of the breach, by Lessor, of the foregoing representation and warrantee. Notwithstanding the provisions of the last sentence of Paragraph 8.6, Lessee assumes no risk and waives no claim with respect to any damage or injury which results from the breach, by Lessor, of the foregoing representation and warrantee. Notwithstanding the provisions of Paragraph 8.7, Lessor shall not be relieved from any liability relating to the matters described in Paragraph 8.7, provided that such matters or circumstances result from or are attributable to the breach, by Lessor, of the foregoing representation and warrantee. Notwithstanding the last sentence of Paragraph 9.6, lessor shall not be relieved of any claim of Lessee with respect to any such damage, destruction, repair or restoration referred to in such sentence, provided that such matters result from or are attributable to the breach, by Lessor, of the foregoing representation and warrantee.

58. If Lessor shall be obligated to repair or restore the Premises under the provisions of Paragraph 9 and Lessor cannot reasonably assure Lessee that such repair or restoration shall be substantially completed within ninety (90) days after such obligations first accrued, Lessee may at Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event, this Lease shall terminate as of the date of such notice. For purposes of this Paragraph, repairs or restorations shall be considered to be substantially completed if and when Lessee can reasonably operate and conduct its business in the portion of the Premises which were damaged.

59. The following shall be made a part of Paragraph 7.5(a) of this Lease to be inserted as shown:

except for the alterations, improvements, additions or utility installations contemplated by Paragraph 49 hereof or as generally contemplated by the schedule of exterior, interior and structural modifications annexed hereto as Exhibit "B" and made a part hereof, and except for non-structural alterations not exceeding $25,000 in cumulative costs per calendar year.

60. The following shall be made a part of Paragraph 7.5(b) of this Lease to be inserted as shown at the end of the paragraph:

In any case, lessor may not unreasonably withhold its consent to any alterations, improvements, additions or utility installations, whether structural or otherwise, proposed by Lessee.

61. The following shall be made a part of Paragraph 7.5(d) to be inserted as shown at the end of the paragraph:

Notwithstanding the foregoing, lessee may in all cases remove any and all machinery and equipment (whether or not affixed to Premises) provided that Lessee repair to Lessor's reasonable satisfaction any and all damage caused by such removal.





62. The following shall be made a part of Paragraph 32 or this Lease as shown:

, provided that except under emergency circumstances, lessor shall provide Lessee with two business days advance notice of any such entry.



LESSOR:                       LESSEE:

NZ Properties, Inc.           Neltec, Inc., a Wholly Owned Subsidiary of
                              Park Electrochemical Corporation


/s/ E.M. Bedewi               /s/ Allen Levine
E.M. Bedewi                       Vice President
Senior Vice President
 and Treasurer
















































                               EXHIBIT B

The following is a description of the current modifications plans for the facility at 1420 W. 12th Place, Tempe, AZ.

EXTERIOR MODIFICATIONS:

1. All exterior glass and the main entrance door is to be replaced with new. All glass and door locations will remain unchanged.

2. The existing landscaping will be upgraded by adding new bushes and gravel. Also some of the mature trees will be replaced with new ones since the existing trees have grown close to the building.

3. Some minor architectural changes may be made to the facade if these changes can be effected without altering the basic structure of the building.

4.  The rear yard chain link fence may be replaced with a block wall.

INTERIOR MODIFICATIONS:

1. All existing offices will be demolished. This area will be rebuilt with a second story to allow for future growth.

2. A maintenance shop and lunchroom will be constructed to the east of the offices and will also have a second story for expansion.

3. The balance of the area will be divided into separate manufacturing areas, each having its own function and character. The areas to be included are:

     .  Glass and copper storage
     .  Treater Bay
     .  Treater control room
     .  Resin mix and storage room
     .  Hot oil room
     .  Prepreg storage room
     .  B-Sales rooms
     .  Lay-up rooms
     .  Set-up rooms
     .  Shear/inspection/Shipping and receiving
     .  Gowning rooms

STRUCTURAL MODIFICATIONS:

1. The approximately 1,000 square foot resin mix room will require that the floor be removed and re-poured at a level 18" below grade. This will allow for state of the art passive secondary containment of all mixed chemicals.

2. The heavy weight of the treater will require that the approximately 3,000 square foot treater bay floor be removed and re-poured at a thickness of 18" to allow for the heavy load of the machine. The new floor will be at grade level.

3. To accommodate the height of the treater and a room mounted thermal oxidizer, the treat bay will consist of a structural steel base with half of the bay extending 40 feet up, and the other half supporting the thermal oxidizer.

4. The outdoor loading dock may have to be relocated to accommodate product flow.



MECHANICAL, ELECTRICAL, and PLUMBING MODIFICATIONS:

1. Several rooftop air-conditions systems will be required to facilitate the environmental needs of the facility. These system include at lease one 50 ton unit as well as several 10 ton units.

2. The facility will require complete plumbing distribution systems for compressed air, resin transfer, cooling water, hot oil distribution, natural gas, and other minor processes.

3. The facility will require a complete electrical distribution system as would by typical for a facility as described here. The service entrance section will be about 1600 amps at 480 volts A.C., 3 phase.


[EXH1013]